   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1998


                                                      REGISTRATION NO. 333-62797
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              BIRCH TELECOM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             4813                            43-1766929
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)                    NO.)

                         1004 BALTIMORE AVE., SUITE 900
                          KANSAS CITY, MISSOURI 64105
                                 (816) 842-7560
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               GREGORY C. LAWHON
                            SENIOR VICE PRESIDENT OF
                       PUBLIC POLICY AND GENERAL COUNSEL
                              BIRCH TELECOM, INC.
                         1004 BALTIMORE AVE., SUITE 900
                          KANSAS CITY, MISSOURI 64105
                                 (816) 842-7560
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    Copy to:
                            KIRK A. DAVENPORT, ESQ.
                                LATHAM & WATKINS
                               885 THIRD AVENUE.
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1267
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. [ ]

    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(d) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
        TITLE OF EACH                                          PROPOSED                PROPOSED               AMOUNT OF
     CLASS OF SECURITIES             AMOUNT TO BE           OFFERING PRICE            AGGREGATE              REGISTRATION
       TO BE REGISTERED               REGISTERED             PER NOTES(1)         OFFERING PRICE(1)             FEE(2)
------------------------------------------------------------------------------------------------------------------------------
14% Senior Notes due 2008.....       $115,000,000                100%                $115,000,000              $33,925
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) Paid with the initial filing of the Registration Statement.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the "Court of Chancery"), or any court in such suit or action was brought, shall determine upon application that, despite the liability judgment, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

     Accordingly, the Certificate of Incorporation and the amendments thereto dated February 10, 1998 and June 23, 1998 of the Company (filed herewith as
Exhibit 3.1) provide that subject to certain exceptions, the Company shall indemnify each director or officer against any and all expenses (including attorneys' fees), judgments, fines, excise taxes assessed with respect to any employee benefit plan, or penalties and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), to which such director or officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such director or officer is, was or at any time becomes a director or officer of the Company, or is, or was serving, or at any time serves at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Certificate of Incorporation and the amendments thereto also provide that the Company shall advance expenses (including attorneys' fees) actually and reasonably incurred by a director or officer in defending any proceeding and any judgments, fines or amounts to be paid in settlement thereof. The Certificate of Incorporation and the amendments thereto provide, however, that the foregoing provisions shall not require the Company to pay any indemnity (i) for which payment is actually made to such director or officer under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance; (ii) for which such director or officer is indemnified by the Company pursuant to applicable law or otherwise than pursuant to the Certificate of Incorporation of the Company; (iii) for an accounting of profits made from the purchase or sale by such director or officer of securities of the Company within the meaning of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; (iv) on account of such director's or officer's conduct which is finally adjudged by a court to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or
(v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnity is not lawful. Such indemnification shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled under any statute, the Bylaws, other provisions of the Certificate of Incorporation of the Company, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director's or officer's official capacity and as to action in any other capacity while holding such office.

     Furthermore, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for the unlawful payment of a dividend, unlawful stock purchase or unlawful redemption, (d) for any transaction from which the director derived an improper personal benefit, or such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


EXHIBIT
  NO.                              DESCRIPTION OF EXHIBIT
--------                           ----------------------
  **2.1     --  Agreement and Plan of Merger among Birch Telecom, Inc.,
                Valu-Line Companies, Inc., Stephen L. Sauder, Paula K.
                Sauder, Richard L. Tidwell, Sarah J. Tidwell, Stormy Supiran
                and Carla S. Supiran.
  **3.1     --  Amended and Restated Certificate of Incorporation of Birch
                Telecom, Inc.
  **3.2     --  Restated Bylaws of Birch Telecom, Inc.
  **4.1     --  Indenture, dated as of June 23, 1998, between Birch Telecom,
                Inc. and Norwest Bank Minnesota, National Association, as
                trustee, relating to $115,000,000 aggregate principal amount of 14% Senior Notes due 2008.
  **4.2     --  Specimen Certificate of 14% Senior Notes due 2008 (the
                "Private Notes") (included in Exhibit 4.1 hereto).
  **4.3     --  Specimen Certificate of 14% Senior Notes due 2008 (the
                "Exchange Notes") (included in Exhibit 4.1 hereto).
  **4.4     --  Registration Rights Agreement, dated as of June 23, 1998, between Birch Telecom, Inc. and Lehman Brothers Inc. and BT
                Alex. Brown Incorporated.
  **4.5     --  Collateral Pledge and Security Agreement, dated as of June
                23, 1998 from Birch Telecom, Inc., Pledgor, to Norwest Bank
                Minnesota, National Association, Trustee.
  **5.1     --  Opinion of Latham & Watkins regarding the validity of the
                Exchange Notes.
 **10.1     --  Birch Telecom, Inc. Securities Purchase Agreement.
 **10.2     --  Birch Telecom, Inc. Purchasers Rights Agreement.
 **10.3     --  Employment Agreement dated as of February 10, 1998 between
                Birch Telecom, Inc. and David E. Scott.
 **10.4     --  Employment Agreement dated as of February 10, 1998 between
                Birch Telecom, Inc. and Gregory C. Lawhon.
 **10.5     --  Employment Agreement dated as of February 10, 1998 between
                Birch Telecom, Inc. and Gary L. Chesser.
 **10.6     --  Employment Agreement dated as of February 10, 1998 between
                Birch Telecom, Inc. and David W. Vranicar.
 **10.7     --  Employment Agreement dated as of February 10, 1998 between
                Birch Telecom, Inc. and Stephen L. Sauder.
 **10.8     --  Stock Purchase Agreement, dated as of May 21, 1998, among
                Birch Telecom, Inc., Dunn & Associates, Inc. and Patricia A.
                Dunn.
 **10.9     --  Stock Purchase Agreement, dated as of May 28, 1998, among
                Birch Telecom, Inc., Telesource Communications Inc., Michael
                W. Hicks and Marjorie G. Hicks.
 **10.10    --  Resale Agreement between Southwestern Bell Telephone Company and Birch Telecom of Missouri, Inc.
 **10.11    --  Resale Agreement between Southwestern Bell Telephone Company and Valu-Line of Kansas, Inc.
  +10.12    --  General Agreement between Birch Telecom, Inc. and Lucent
                Technologies Inc.
 **10.13    --  Interconnection Agreement under Sections 251 and 252 of the
                Telecommunications Act of 1996 by and between Southwestern
                Bell Telephone Company and Birch Telecom of Missouri, Inc.
  +10.14    --  Software License Agreement between Birch Telecom, Inc. and
                Saville Systems Inc.
 **12.1     --  Statement of Computation of Ratio of Earnings to Fixed
                Charges.
 **21.1     --  Subsidiaries of Birch Telecom, Inc.
 **23.1     --  Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1 hereto).

EXHIBIT
  NO.                              DESCRIPTION OF EXHIBIT
--------                           ----------------------
 **23.2     --  Consent of Ernst & Young LLP.
 **24.1     --  Power of Attorney of Birch Telecom, Inc. (included on
                signature page to this Registration Statement on Form S-4).
 **25.1     --  Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of Norwest Bank Minnesota,
                National Association.
 **27.1     --  Financial Data Schedule.
 **99.1     --  Form of Letter of Transmittal and related documents to be used in conjunction with the Exchange Offer.


---------------
 * To be filed by amendment.

 + Indicates that portions of the exhibit have been omitted pursuant to a request for confidential treatment and such portions have been filed with the Commission separately.
** Previously filed

     (b) Financial Statement Schedules:

        ** Schedule II.  Valuation of Qualifying Accounts.

                               SCHEDULES OMITTED

     Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into this Prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the application form.

     The undersigned Registrant hereby undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section l0(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Exchange Offer.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 17, 1998.


                                          BIRCH TELECOM, INC.

                                          By:     /s/ GREGORY C. LAWHON
                                            ------------------------------------
                                                     Gregory C. Lawhon
                                                  Senior Vice President of
                                             Public Policy and General Counsel

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Birch Telecom, Inc., a Delaware corporation (the "Company"), for himself and not for one another, does hereby constitute and appoint David E. Scott and Gregory C. Lawhon and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement with respect to the proposed issuance, sale and delivery by the Company of 14% Senior Notes due 2008, or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


              SIGNATURE                                 TITLE                            DATE
              ---------                                 -----                            ----

                  *                    President and Chief Executive Officer       November 17, 1998
------------------------------------     (Principal Executive Officer)
           David E. Scott

*                                      Chief Financial Officer (Principal          November 17, 1998
------------------------------------     Financial and Accounting Officer)
Bradley A. Moline

*                                      Director                                    November 17, 1998
------------------------------------
Henry H. Bradley

*                                      Director                                    November 17, 1998
------------------------------------
Stephen L. Sauder

*                                      Director                                    November 17, 1998
------------------------------------
Ian R. N. Bund

*                                      Director                                    November 17, 1998
------------------------------------
David W. Bergmann

*By: /s/ GREGORY C. LAWHON
------------------------------------
     Gregory C. Lawhon
     Attorney-in-fact

                                 EXHIBIT INDEX


 EXHIBIT
   NO.                                   DESCRIPTION
 -------                                 -----------
   **2.1    --   Agreement and Plan of Merger among Birch Telecom, Inc.,
                 Valu-Line Companies, Inc., Stephen L. Sauder, Paula K.
                 Sauder, Richard L. Tidwell, Sarah J. Tidwell, Stormy Supiran
                 and Carla S. Supiran.
   **3.1    --   Amended and Restated Certificate of Incorporation of Birch
                 Telecom, Inc.
   **3.2    --   Restated Bylaws of Birch Telecom, Inc.
   **4.1    --   Indenture, dated as of June 23, 1998, between Birch Telecom,
                 Inc. and Norwest Bank Minnesota, National Association, as
                 trustee, relating to $115,000,000 aggregate principal amount of 14% Senior Notes due 2008.
   **4.2    --   Specimen Certificate of 14% Senior Notes due 2008 (the
                 "Private Notes") (included in Exhibit 4.1 hereto).
   **4.3    --   Specimen Certificate of 14% Senior Notes due 2008 (the
                 "Exchange Notes") (included in Exhibit 4.1 hereto).
   **4.4    --   Registration Rights Agreement, dated as of June 23, 1998,
                 between Birch Telecom, Inc. and Lehman Brothers Inc. and BT
                 Alex. Brown Incorporated.
   **4.5    --   Collateral Pledge and Security Agreement, dated as of June
                 23, 1998 from Birch Telecom, Inc., Pledgor, to Norwest Bank
                 Minnesota, National Association, Trustee.
   **5.1    --   Opinion of Latham & Watkins regarding the validity of the
                 Exchange Notes.
  **10.1    --   Birch Telecom, Inc. Securities Purchase Agreement.
  **10.2    --   Birch Telecom, Inc. Purchasers Rights Agreement.
  **10.3    --   Employment Agreement dated as of February 10, 1998 between
                 Birch Telecom, Inc. and David E. Scott.
  **10.4    --   Employment Agreement dated as of February 10, 1998 between
                 Birch Telecom, Inc. and Gregory C. Lawhon.
  **10.5    --   Employment Agreement dated as of February 10, 1998 between
                 Birch Telecom, Inc. and Gary L. Chesser.
  **10.6    --   Employment Agreement dated as of February 10, 1998 between
                 Birch Telecom, Inc. and David W. Vranicar.
  **10.7    --   Employment Agreement dated as of February 10, 1998 between
                 Birch Telecom, Inc. and Stephen L. Sauder.
  **10.8    --   Stock Purchase Agreement, dated as of May 21, 1998, among
                 Birch Telecom, Inc., Dunn & Associates, Inc. and Patricia A.
                 Dunn.
  **10.9    --   Stock Purchase Agreement, dated as of May 28, 1998, among
                 Birch Telecom, Inc., Telesource Communications Inc., Michael
                 W. Hicks and Marjorie G. Hicks.
  **10.10   --   Resale Agreement between Southwestern Bell Telephone Company and Birch Telecom of Missouri, Inc.
  **10.11   --   Resale Agreement between Southwestern Bell Telephone Company and Valu-Line of Kansas, Inc.
   +10.12   --   General Agreement between Birch Telecom, Inc. and Lucent
                 Technologies Inc.
  **10.13   --   Interconnection Agreement under Sections 251 and 252 of the
                 Telecommunications Act of 1996 by and between Southwestern
                 Bell Telephone Company and Birch Telecom of Missouri, Inc.
   +10.14   --   Software License Agreement between Birch Telecom, Inc. and
                 Saville Systems Inc.
  **12.1    --   Statement of Computation of Ratio of Earnings to Fixed
                 Charges.

 EXHIBIT
   NO.                                   DESCRIPTION
 -------                                 -----------
  **21.1    --   Subsidiaries of Birch Telecom, Inc.
  **23.1    --   Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1 hereto).
  **23.2    --   Consent of Ernst & Young LLP.
  **24.1    --   Power of Attorney of Birch Telecom, Inc. (included on
                 signature page to this Registration Statement on Form S-4).
  **25.1    --   Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of Norwest Bank Minnesota,
                 National Association.
  **27.1    --   Financial Data Schedule.
  **99.1    --   Form of Letter of Transmittal and related documents to be
                 used in conjunction with the Exchange Offer.


---------------
 * To be filed by amendment.

 + Indicates that portions of the exhibit have been omitted pursuant to a request for confidential treatment and such portions have been filed with the Commission separately.

** Previously filed